Exhibit 99.2 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 ldresnick@newventurecom.com

GLOBALSCAPE ANNOUNCES NEW CUSTOMER DEPLOYMENT AT AMD

SAN ANTONIO, TX - March 1, 2010 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced that Advanced Micro Devices (NYSE: AMD), a global leader in the computing and graphics processing industry, has deployed GlobalSCAPE Enhanced File Transfer (EFT) Server™ to centralize, automate, and manage files exchanged internally and externally with global business partners.

AMD began its search for a managed file transfer (MFT) solution in response to a business need to significantly speed the delivery of large, confidential files between offices in the U.K. and the U.S. The company also was searching for a solution to manage the extensive file transfers with Advanced Technology Investment Company (ATIC), for the formation of joint venture GLOBALFOUNDRIES. After assessing various solution alternatives, AMD selected GlobalSCAPE's Enhanced File Transfer (EFT) Server™ and CuteFTP Pro® in late 2009. Today, AMD is planning to deploy multiple instances of GlobalSCAPE solutions throughout its IT infrastructure.

EFT Server allows global organizations like AMD to securely implement managed and ad hoc file transfers among worldwide offices, clients, and partners. EFT Server ensures the highest levels of compliance with government data security and privacy regulations such as PCI DSS, FIPS-140-2, HIPAA, and SOX, and corporate security policies. Global Cape's flexible platform also allows customers to customize their solution with modules and professional services, including high security features, workflow automation, and auditing and reporting. CuteFTP Pro is an easy-to-use FTP client that provides advanced features like encryption and scheduled transfers. GlobalSCAPE won an additional high-profile contract for EFT Server and CuteFTP Pro with the U.S. Army in 2009, and has been named a Leader in Gartner's 2009 Magic Quadrant for Managed File Transfer.

Before GlobalSCAPE, several groups within AMD used various decentralized file transfer solutions. By implementing EFT Server, AMD will benefit from a centralized and secure solution, and also from robust workflow automation features. EFT Server administrators can use an easy drag-and-drop interface to define complex tasks, typically defined in scripts and other code-intensive processes, without the need to write software.

"GlobalSCAPE met all criteria for an enterprise-wide managed file transfer solution and, to date, their products and services have exceeded our expectations," said Richard Crawford at AMD IT Networking. "We quickly found that with GlobalSCAPE's proven technology, we could quickly transfer important files. We also appreciated its robust security, reliability, and reporting capabilities. Because of the initial success with GlobalSCAPE, increasing internal demand from various AMD departments and regional sites, and expanding communications needs, we plan to deploy GlobalSCAPE throughout our global enterprise to reap the benefits of file transfer management, with complete auditing capabilities and governance," added Crawford.

"AMD is a valued customer and we're impressed with their keen focus on corporate efficiency, compliance, and automation," said Jim Morris, president and CEO, GlobalSCAPE. "AMD validates that enterprises can optimize and centralize their global information exchange systems. By choosing GlobalSCAPE as a partner, AMD has taken a key step towards lowering costs, increasing efficiencies, and enhancing their security posture. We look forward to a long-term partnership with AMD."

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products and services, visit www.globalscape.com or the company's Secure Info Exchange blog.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.